THIRD AMENDMENT TO AMENDED AND RESTATED PARTICIPATION AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED PARTICIPATION AGREEMENT is effective this 1st day of October, 2009, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“Company”), FIDELITY DISTRIBUTORS CORPORATION (the “Underwriter”), and VARIABLE INSURANCE PRODUCTS I, VARIABLE INSURANCE PRODUCTS II, VARIABLE INSURANCE PRODUCTS III, VARIABLE INSURANCE PRODUCTS IV and VARIABLE INSURANCE PRODUCTS FUND V (the “Funds”), collectively the Parties. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Original Agreement (defined below).

RECITALS

WHEREAS, the Company, the Underwriter and the Funds are parties to the Amended and Restated Participation Agreement dated October 26, 2006, the Amendment and Assignment dated May 16, 2007, and the Second Amendment dated August 29, 2007 (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add additional separate Accounts to Schedule A of the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.	All references to the “Account” now include the Varifund Variable Annuity Account and the Prestige Variable Life Account.

2.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 1st day of October, 2009.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Susan Gile
Name:	Susan Gile
Title:	V.P. Individual Markets
Date:	9.23.09

VARIABLE INSURANCE PRODUCTS I,

VARIABLE INSURANCE PRODUCTS II

VARIABLE INSURANCE PRODUCTS FUND III

VARIABLE INSURANCE PRODUCTS IV and

VARIABLE INSURANCE PRODUCTS FUND V

By its authorized officer,

By:	/s/ Bryan Mehrmann
Name:	Bryan Mehrmann
Title:	Deputy Treasurer
Date:	10/7/09

FIDELITY DISTRIBUTORS CORPORATION

By its authorized officer,

By:	/s/ Thomas J Corra
Name:	Thomas J Corra
Title:	CAO
Date:	9/30/2009

SCHEDULE A

Separate Account Name	Contract Form No.

COLI VUL-1 Series Account	J350, PPVUL
COLI VUL-2 Series Account	J355
COLI VUL-3 Series Account	J350, PPVUL
COLI VUL-4 Series Account	J500
COLI VUL-5 Series Account	J350, PPVUL
COLI VUL-6 Series Account	J350, PPVUL
COLI VUL-7 Series Account	J350, PPVUL
COLI VUL-8 Series Account	J350, PPVUL
COLI VUL-9 Series Account	J350, PPVUL
COLI VUL-10 Series Account	J350, PPVUL
COLI VUL-11 Series Account	J350, PPVUL
COLI VUL-12 Series Account	J350, PPVUL
COLI VUL-13 Series Account	J350, PPVUL
COLI VUL-14 Series Account	J350, PPVUL
COLI VUL-15 Series Account	J350, PPVUL
Varifund Variable Annuity Account	V30000, VA40000, VPP50000
Prestige Variable Life Account	CL 1035-99

3